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Exhibit 10.1

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

                      August 8, 2003

To each of the holders of the Preferred Shares
issued pursuant to the Purchase Agreement
(as defined below) and each of the holders
of the Warrants (as defined in the Purchase Agreement)

Gentlemen:

        We refer to the Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003 (the "Purchase Agreement"), among Wave Systems Corp. (the "Company") and the purchasers listed on Exhibit A thereto. Unless otherwise defined herein, the terms defined in the Purchase Agreement shall be used herein as therein defined.

        Upon the effectiveness of this letter as set forth below, the Company and the undersigned purchaser agrees as follows:

        (a) The Company shall waive its right under Section 8(i) of the Certificate of Designation to redeem Preferred Shares during the period from the date hereof through the ninetieth (90th) day following the first day on which the undersigned purchasers are permitted to convert the Series H Preferred Stock and Warrants and sell the underlying Common Stock pursuant to an effective registration statement.

        (b) The sixth and seventh sentences of Section 3.16 are amended by changing the date "August 15, 2003" set forth therein in each place it appears to "November 17, 2003".

        (c) Notwithstanding anything to the contrary contained in the Certificate of Designation, the Warrants or otherwise, unless the parties reach an agreement allowing for accelerated conversion or exercise, as the case may be, in accordance with the Nasdaq listing requirements as contemplated by paragraph (d) below, (i) the Preferred Shares may not be converted into shares of Common Stock and (ii) the Warrants may not be exercised for shares of Common Stock, in either case, in whole or in part, until the trading day following the Company's stockholder meeting at which the Company's stockholders vote on the matter referred in clause (1) of the first sentence of Section 3.16 of the Purchase Agreement.

        (d) The parties hereto will negotiate in good faith a repricing of the Series H Preferred Stock and Warrants to bring the total number of shares issuable upon conversion of the Series H Preferred Stock and Warrants to below the levels requiring stockholder approval under Nasdaq listing requirements, in exchange for accelerated conversion of the Series H Preferred Stock and Warrants into Common Stock and other adjustments to be negotiated in good faith by the parties.

        (e) Any outstanding redemption notices issued by the Company pursuant to Section 8(i) of the Certificate of Designation shall automatically be rescinded, and such rescission shall not effect or impair the Company's right to redeem Preferred Shares in the future under Section 8(i) of the Certificate of Designation (subject to the terms of paragraph (a) above).

        Except as expressly provided herein, no term or provision of the Transaction Documents shall be amended or otherwise modified, and each term or provision of the Transaction Documents shall remain in full force and effect.

        If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning this letter amendment via facsimile to Wave Systems Corp., at (413) 243-0391, Attention to Gerard T. Feeney. This letter amendment shall become effective as of the date first above written if, and only if, on or before Monday, August 11, 2003, the Company shall have received counterparts of this letter amendment executed by the Company and both (a) the holders of at least three-fourths (3/4) of the Preferred Shares outstanding, and (b) the Majority Holders (as defined in the Warrants), and H.C. Wainwright shall have provided to the Company a full and final release of all obligations of the Company and its subsidiaries to H.C. Wainwright or any of its successors or assigns, including all obligations arising under any engagement letters between the Company and any of its subsidiaries and H.C. Wainwright or any of its successors or assigns.

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        This letter agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts (including by facsimile), each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

                      Very truly yours,
                      WAVE SYSTEMS CORP.
                      By: __________________________
                              Title:

Agreed as of the date
        first above written:

PURCHASER:
_______________________________

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WAVE SYSTEMS CORP. 480 Pleasant Street Lee, Massachusetts 01238